Exhibit 99.1

Ingevity Corporation 4920 O'Hear Avenue Suite 400 North Charleston, SC 29405 USA www.ingevity.com

News	Contact: Caroline Monahan 843-740-2068 media@ingevity.com

Investors: John E. Nypaver, Jr. 843-740-2002 investors@ingevity.com

Ingevity announces further repositioning of its Performance Chemicals business, including the closure of its DeRidder, Louisiana facility, and additional company-wide cost reduction actions

•Company taking next steps in executing strategy that focuses on higher margin and higher growth specialty products, diversifies feedstocks, and optimizes manufacturing network
•Exiting certain commodity-oriented markets that are primarily rosin-based
•Reducing exposure to structurally more expensive crude tall oil (CTO) raw material that is being dramatically impacted by the biofuels market; company plans to sell excess CTO
•Closing DeRidder facility by the end of the first half of 2024
•Company will operate a dual CTO and Alternative Fatty Acid (AFA) refinery network to maximize profitability and reduce raw material cost volatility
•Total estimated business and corporate savings of $65-75 million, inclusive of approximately $35 million in savings previously announced, are expected to be fully realized in 2024
•Company expects to record charges associated with the DeRidder closure and restructuring of approximately $280 million, with approximately $180 million of the total charges to be non-cash
•Actions taken are expected to result in a steady state Performance Chemicals segment EBITDA margin of 15-20% and total Ingevity margin of 25-30%
•Company will continue to evaluate its portfolio and manufacturing network to drive the execution of its corporate strategy and maximize profitability

NORTH CHARLESTON, SC, Nov. 1, 2023 – Ingevity Corporation (NYSE: NGVT) President and CEO, John Fortson today announced a number of strategic actions designed to further reposition the company’s Performance Chemicals segment. “What we are doing today is an important step toward achieving our strategic objectives of improving the profitability and reducing the cyclicality of the Performance Chemicals business and the company as a whole,” said Fortson. “Today’s actions increase our focus on growing our most profitable Performance Chemicals businesses such as Pavement Technologies and accelerate our transition to non-crude tall oil (CTO)-based fatty acids (AFA). Our decision is the result of a careful evaluation of various strategic options to address the cyclicality of our rosin-based end markets, as well as the significant structural changes and elevated pricing of CTO due to the biofuels market. Going forward, we will continue to strengthen and diversify the Performance Chemicals business through the introduction and expansion of complementary and new product offerings based on alternative chemistries, such as soy and canola-based fatty acids.”

Today’s announcement includes the permanent closure of the company’s DeRidder, Louisiana, production facility that manufactures a range of CTO-based products that are primarily for the Industrial Specialties business, which is reported within Ingevity’s Performance Chemicals segment. Ingevity expects to close the DeRidder facility by the end of the first half of 2024. The company also announced additional corporate and business cost reduction actions, which combined with those previously announced, are expected to result in total annual savings of $65-75 million beginning in 2024.

As a result of the Performance Chemicals repositioning, Ingevity expects to incur aggregate charges of approximately $280 million, consisting of approximately $180 million in asset-related charges, approximately $15 million in severance and other employee-related costs, and approximately $85 million in other restructuring costs, which include decommissioning, dismantling and removal charges, and contract termination costs. The Company expects approximately $180 million of the total charges to be non-cash. The majority of non-cash charges and 50-60% of cash charges are expected to be recognized by the end of the first half of 2024.

Employees affected by today’s announcement include approximately 180 people at the DeRidder facility and approximately 120 people in business and support functions. Together with the actions taken earlier in 2023, headcount reductions represent almost 20% of Ingevity’s global workforce.

“We are committed to working with our customers to minimize any disruption caused by this decision and remain focused on offering a broader portfolio of products in the future,” said Ingevity senior vice president and president, Performance Chemicals, Rich White.

Fortson added, “Ingevity’s DeRidder operation played a key role in Ingevity’s history. Today’s announcement is a difficult but necessary step that the company must take as we continue to execute our strategic objectives to position Ingevity for long-term success. I want to thank all current and former employees for their service and commitment to Ingevity.”

The company will provide additional detail and commentary as part of its third quarter earnings webcast and conference call at 10:00 am ET on November 2, 2023. The webcast can be accessed here or on the investors section of Ingevity’s website.

Ingevity: Purify, Protect and Enhance

Ingevity provides products and technologies that purify, protect and enhance the world around us. Through a team of talented and experienced people, we develop, manufacture and bring to market solutions that help customers solve complex problems and make the world more sustainable. We operate in three reporting segments: Performance Chemicals, which includes specialty chemicals and pavement technologies; Advanced Polymer Technologies, which includes biodegradable plastics and polyurethane materials; and Performance Materials, which includes activated carbon. Our products are used in a variety of demanding applications, including adhesives, agrochemicals, asphalt paving, bioplastics, coatings, elastomers, lubricants, pavement markings, publication inks, oil exploration and production and automotive components. Headquartered in North Charleston, South Carolina, Ingevity operates from 31 countries around the world and employs approximately 1,900 people. The company’s common stock is traded on the New York Stock Exchange (NYSE:NGVT). For more information, visit Ingevity.com. Follow Ingevity on LinkedIn.

About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements generally include the words “will,” “plans,” “intends,” “targets,” “expects,” “outlook,” “guidance,” “believes,” “anticipates” or similar expressions. Forward-looking statements may include, without limitation, anticipated timing, charges and costs of the closure of our DeRidder, Louisiana plant; the potential benefits of any acquisition or investment transaction, expected financial positions, guidance, results of operations and cash flows; financing plans; business strategies and expectations; operating plans; impact of COVID-19; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost-reduction initiatives, plans and objectives; litigation related strategies and outcomes; and markets for securities. Actual results could differ materially from the views expressed. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, charges, costs or actions, including adverse legal or regulatory actions resulting from, or in connection with, the closure of our DeRidder, Louisiana plant; losses due to resale of CTO at less than we paid for it; adverse effects from general global economic, geopolitical and financial conditions beyond our control, including inflation and the Russia-Ukraine war and Israel-Gaza war; risks related to our international sales and operations; adverse conditions in the automotive market; competition from substitute products, new technologies and new or emerging competitors; worldwide air quality standards; a decrease in government infrastructure spending; adverse conditions in cyclical end markets; the limited supply of or lack of access to sufficient raw materials, or any material increase in the cost to acquire such raw materials; issues with or integration of future acquisitions and other investments; the provision of services by third parties at several facilities, including the impact of WestRock’s shutdown of its North Charleston paper mill; adverse effects from the COVID-19 pandemic; supply chain disruptions; natural disasters and extreme weather events; or other unanticipated problems such as labor difficulties (including work stoppages), equipment failure or unscheduled maintenance and repair; attracting and retaining key personnel; dependence on certain large customers; legal actions associated with our intellectual property rights; protection of our intellectual property and other proprietary information; information technology security breaches and other disruptions; complications with designing or implementing our new enterprise resource planning system; government policies and regulations, including, but not limited to, those affecting the environment, climate change, tax policies, tariffs and the chemicals industry; and losses due to lawsuits arising out of environmental damage or personal injuries associated with chemical or other manufacturing processes, and the other factors detailed from time to time in the reports we file with the Securities and Exchange Commission (the “SEC”), including those described in Part I, Item 1A. Risk Factors in our most recent Annual Report on Form 10-K as well as in our other filings with the SEC. These forward-looking statements speak only to management’s beliefs as of the date of this press release. Ingevity assumes no obligation to provide any revisions to, or update, any projections and forward-looking statements contained in this press release.